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                          EXHIBIT 10.2
         MEMORANDUM OF UNDERSTANDING DATED JANUARY 8, 2001
          BETWEEN QINNET.COM, INC. AND POWERNET USA LTD.

                  MEMORANDUM OF UNDERSTANDING
       Made and entering into effect on January 8th, 2001


This agreement was signed in Montreal, on the 8th day of January, 2001.

BETWEEN: POWERNET USA LTD., a corporation incorporated under the laws of the State of Delaware with its registered office and principal place of business at 800, Brickell Avenue, Suite 900, Miami, Florida, represented in this agreement by Mr. Tulio A. Ocampo, duly authorized to act for these purposes by a resolution adopted by the Board of Directors on December 30th, 2000, a certified copy of which is appended as Schedule A.

            (Hereinafter called "Powernet")

AND: QINNET.com Inc., a corporation incorporated under the laws of the State of Delaware, with its registered office and principal place of business at 450 North
            Brand Boulevard, 6th Floor, Glendale, California, U.S.A., 91203, represented in this agreement by Mr. Weigo Lang, duly authorized to act for these purposes by a resolution adopted by its directors on December 8, 2000, a certified copy of which is appended as Schedule B.

            (Hereinafter called "QinNet")

Powernet and QinNet are hereinafter called "Party" individually and jointly called "Parties".

                            PREAMBLE

WHEREAS Powernet is a "Thin Client" architecture, server-based computing information technology company that has developed and is providing systems and services in eight countries,

WHEREAS Powernet is interested in establishing and providing its Powernet server-based services in the People's Republic of China.

WHEREAS QinNet carries on business in the value added telecom and information technology (ISP, ASP, e-Commerce, SOHO, VOIP, e-Publishing) sectors, is solidly established in China and is interested in establishing the Powernet server-based service in China (the "Project").

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WHEREAS the Parties have the experience and complementary
knowledge required to carry out the Project, and wish to undertake initially two (2) pilot projects:

* City of Beijing: with China Telecom, China Netcom, China Unicom or any other mutually agreed upon Telco, with such Pilot
   Project consisting of one (1) operational centre with one (1) server capable of serving 2000 End Users or 2000 terminals
   ("Beijing Pilot Project")

* City of Tianjin: with China Telecom, China Netcom, China Unicom or any other mutually agreed upon Telco, with such Pilot
   Project consisting of one (1) operational centre with one (1) server capable of serving 2000 End Users or 2000 terminals
  ("Tianjin Pilot Project")

WHEREAS the Parties wish to combine their efforts, to collaborate on an exclusive basis and to associate themselves in a Consortium to promote the Project and the two Pilot Projects under a formula of license for use, purchase-installation of the technology, and commercial use of the Powernet server-based services in the City of Tianjin and the City of Beijing (the "Territory"); the Parties wish their collaboration to be in accordance with the terms and conditions set out in the following, which is agreed to by the Parties.

WHEREAS the Parties declare that they are willing, where applicable, to extend their collaboration to other territories in China but do not wish to make any undertakings with respect to such future collaboration at this time. Subject to the success of the pilot projects, other territories may be developed on a case-by-case scenario.

WHEREAS the Parties wish to set out the terms of their collaboration and define their respective rights and obligations with regard to carrying out the Project.

NOW, THEREFORE, the Parties agree as follows:

1.	STAGES OF PROJECT IMPLEMENTATION AND TIMETABLE

1.1	At this time, the Parties wish to carry out the Project
together and exclusively in China and the Territory, including the Beijing Pilot Project and the Tianjin Pilot
Project in accordance with the following stages and timetable on a "go-no go" basis:

                              STAGE 1
                              -------

For the Beijing Pilot Project and for the Tianjin Pilot Project:

* Identification of clientele: institutions, government services, government organizations, non-profit organizations, social organizations, large corporations, individuals, industries, Soho market, small and medium-sized businesses, commercial sector and private sector or any other potential customer that would be a client (the "Clients");

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*     Identification of local key-suppliers, including, but not
      limited to, Telco's, Cable operators and manufacturers of hardware,

* Presentation of the Project and the Beijing and Tianjin Pilot Projects to local suppliers, competent authorities including, but not limited to, Telco's, China Telecom, China Unicom and China Netcom, Banks and Utility Co's;

* Elaboration of a programme of activities for subsequent Stages and adoption of a Consortium budget.

* Invitation schedule for visiting the Powernet offices in Montreal and/or Miami.

*     Timetable:  January 2001.

                              STAGE 2
                              -------

For the Beijing Pilot Project and for the Tianjin Pilot Project:

* Technical feasibility studies (location, Identification of potential clients).

* Business plan, marketing plan, access to human resource, offices, costs and capital requirements, with financing jointly conducted by the parties.

*     Timetable: January and March 2001

                              STAGE 3
                              -------

For the Beijing Pilot Project and for the Tianjin Pilot Project:

* Securing financing and setting up the Chinese company that will be owned, contingent upon Chinese regulatory approval, 100% by a Canadian corporation, the negotiation and execution of the shareholders' agreement between Powernet and QinNet for the Canadian corporation.

* Conclusion of the license for use of the Powernet system in the Territory and royalties, and of all undertakings and commercial, technical and financial contracts for carrying out the Beijing and Tianjin Pilot Projects (for example, the
      Chinese Telco's, ISP's, Cable companies, local and international banks, billing agreements, service agreements with Clients).

*     Timetable: April and May 2001

                              STAGE 4
                              -------

For the Beijing Pilot Project and for the Tianjin Pilot Project:

* Engineering/installation and commercialization of the Powernet service

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*     Timetable: June and July 2001

                              STAGE 5
                              -------

* Operational Service for the Beijing and Tianjin Pilot Projects to be carried out.

*     Timetable: from 15 June 2001.

                              STAGE 6
                              -------

From 15 June 2001 to 15 August 2001, the Parties to the Pilot Projects and the subsequent co-operative efforts contemplated, shall use their best efforts to complete the evaluation and facilitate the acceptance of a viable business plan, marketing plan, content application and advertisement and financing for the Project.

2.   NAME AND ADDRESS OF CONSORTIUM

The Consortium shall be known as QinPowernet or any other mutually agreed branding.

The location of the office of the Consortium is to be determined by the Management Committee that is to be set forth in Section 4.

3.   FINANCIAL INTEREST OF PARTIES

The respective equity interests and revenue sharing of each of the Parties for the Canadian Corporation under this agreement shall be in the following ratios:

                  Equity Interest    Revenue Sharing

Powernet:               51%               50%
QinNet:                 49%               50%

4.   MANAGEMENT COMMITTEE

4.1 The Parties hereby create a management committee (hereinafter called the "Management Committee). Each Party shall appoint 2 representatives to the Management Committee, which shall consist of 4 members. The Management Committee will therefore consist of the following persons representing the Parties:
     Powernet:       Tulio A. Ocampo

                     Serge Lalonde

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     QinNet:         Qu Bo
                     Weigo Lang

     Each Party may by written notice to the other remove and replace its representatives. The new representative will become a member of the Management Committee without any further formalities.

     The Management Committee shall meet, as needed, at the most suitable location in U.S.A., Canada or in China depending on the circumstances, or may hold any meetings in a manner such that a representative or representatives participate(s) by telephone or other communications facilities as permit all persons participating in the meeting to hear one another. Quorum of the Management Committee shall consist of a representative or alternative representative of each Party.

     The chairman of the Management Committee shall be Mr. Tulio
Ocampo. The chairman shall be responsible for convening meetings of the Management Committee at the request of any two members of the Management Committee and for preparing the agenda.

     The Parties agree that the Management Committee shall have the following responsibilities and that the decisions of the Management Committee must be unanimous:

     i) Carrying out follow-up of the Stages and business opportunities

    ii) Preparing a development budget for the Beijing and Tianjin Pilot Projects and the Project as a whole.

   iii) Preparing the division of responsibilities and duties between the Parties for the carrying out of each Pilot Project and deciding on the most appropriate moment for the conversion of the Consortium into a corporate entity (the "Company") or another form agreed upon by the Parties, and negotiating in good faith any "shareholders agreements", "Corporate policies" between them, as well as deciding on the structure of the new Chinese Company.

    iv) Finalizing the conditions of participation of any new enterprise of the Consortium where the Management Committee decides that the participation of the Consortium in the enterprise would be useful.

     v) Represent the Consortium as agent and act in its name with public authorities.

    vi) Negotiate and enter into contracts and leases, notably with firms and professionals providing services for the Project.
5.   BANKING

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     If required by the Management Committee, the Consortium shall open a bank account. Two representatives shall share signing authority, one from each Party.

6.   CONTRIBUTION TO THE CONSORTIUM

     The Parties agree to provide their share of working capital as required by the Management Committee, in accordance with their respective interests as set out in Section 3.

7.   EXPENSES INCURRED
     Notwithstanding Section 6, expenses incurred by the Parties for carrying out Stages 1, 2 and 3 described in Section 1 will be borne by the Party having incurred them and neither Party shall be liable to the other for the payment of such expenses. Such expenses shall include, but not be limited to, travel expenses, such as air transportation, hotels, meals, and other such expenses incurred attendant to the parties efforts hereunder.

8.   DURATION

     This agreement shall come into force on the date it is signed by all Parties and shall be terminated upon the occurrence of any of the following events:

     a) If one Party becomes insolvent or is adjudged a bankrupt;

     b) If QinNet decides not to continue its participation at any point during the stages of the Project and the two (2) Pilot Projects (Beijing and Tianjin) or decides not to sign the "shareholders agreement" or to adopt the Corporate Policies referred to in Section 4 (iii). QinNet and or any of it's affiliates employees, consultants, partners or any individual related to QinNet shall then not be able to continue the Project in China and the two Pilot Projects or claim reimbursement of the costs it has incurred. In this case Powernet shall be non-exclusive to Qinnet and may choose to continue the Project in China and the Pilot Projects either on its own or with another or other parties.

     c) Upon the mutual execution of the QinPowernet "shareholders agreement" referred to in Section 4 (iii), the terms of which shall supersede the terms of this Memorandum of Understanding.

     d) On the 1st of June 2001.

9.   CONFIDENTIALITY

     The Parties hereto shall, during and after the term of this agreement, keep in strict confidence and consider as proprietary, all information of a commercial nature, including business and financial information of each Party and agreements and arrangements between the Parties

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(including this agreement) and all information of a technical nature provided or disclosed by or to any Party, except such commercial or technical information which is in or becomes part of the public domain, or which a Party already had in its possession Or as may be compelled by any Court of competent jurisdiction over the parties hereto. Any disclosure, Press Release, Media coverage or information that is to be disseminated publicly requires mutual consent from the Parties.

10.  RELATIONSHIP OF THE PARTIES

10.1	The Parties agree that this agreement shall only apply to the
      Project and that each Party shall be and act as an independent contractor. Nothing in this agreement shall be interpreted as authorizing one Party to act as agent of the other Party or to make commitments on behalf of the other
      Party without first obtaining a written resolution of the Management Committee signed by both Parties.

10.2	Nothing in this agreement shall be interpreted as creating
      any commitment or continuing relationship between the Parties other than for the Project and for the term to which the Parties have hereby agreed.

11.   ASSIGNMENT

      No party shall sell, assign or in any manner transfer, in whole or in part, its rights, interests, or obligations herein without first obtaining the written consent of the other Party.

12.   SUCCESSORS AND ASSIGNS

      This agreement binds the Parties and shall enure to the benefit of, and is binding upon the successors and permitted assigns of the Parties.

13.	NOTICE

     Any notice required to be made hereunder shall be deemed to have been properly made if hand-delivered to the Party to whom it is addressed, or delivered by registered letter, or to the following addresses:

Powernet:   800 Brickell Avenue

            Suite 900

            Miami, Florida

            U.S.A.  33131
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Attention: 	Tulio A. Ocampo

QinNet:     450 North Brand Boulevard, 6th Floor

            Glendale, California

            U.S.A.  91203

Attention: 	Weigo Lang, Chairman

14.   GOVERNING LAW

     This agreement shall be governed by and interpreted under the applicable laws of the State of Delaware.

15.   DISPUTE RESOLUTION

     A delay in the completion of any of the Stages or components of any Stage contemplated herein shall not constitute a breach of this entire Agreement.

     The parties agree that any dispute concerning the formation, interpretation, performance or consequences of non-performance of this agreement and the second agreement referred to in Section 4
(iii) that is not resolved by the Chairmen of the Parties shall be submitted to mediation. The mediation will be in conformity with the Rules respecting commercial mediation of the relevant Mediation authority in the US, serving as the advisors in disputes and litigation, in force at the time of the dispute. Unless the Parties decide otherwise, the mediator shall be chosen from the list of professionals of the relevant US Mediation authority referred to above. If no agreement is reached in the thirty (30) days following the appointment of the mediator, the dispute shall be submitted to binding arbitration. The arbitration shall take place in Wilmington, Delaware before an arbitrator in conformity with the Rules of the American Arbitration Association (AAA) in force at the time of the dispute. The arbitration award shall be final, enforceable, without appeal, and shall bind the parties upon being made.

16.  ENTIRE AGREEMENT

This agreement constitutes the entire agreement between the Parties. It supersedes all prior written and oral agreements and understanding, and may be amended only in writing by the Parties.

17.  PREAMBLE

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The preamble is an integral part of this agreement.

INTENDING TO BE LEGALLY BOUND, the Parties have signed this agreement on the 8th day of January, 2001, in Montreal.

POWERNET USA LTD.                        QINNET.com Inc.

/s/ Tulio A. Ocampo                      /s/ Weiguo Lang
__________________________               __________________________
Tulio A. Ocampo                          Weigo Lang, Chairman
Witness: /s/ Unknown                     Witness: /s/ Paul Schwartz
Witness: